UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2015

AKEBIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 11, 2015, Akebia Therapeutics, Inc. issued a press release reporting its results of operations for the fiscal quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01.	Other Events.

On August 11, 2015, Akebia Therapeutics, Inc. (the “Company”), filed a prospectus supplement with the Securities and Exchange Commission that contemplates the sale of up to $50 million of shares of the Company’s common stock, $0.00001 par value per share, from time to time in at-the-market offerings pursuant to a Controlled Equity Offering Sales Agreement with Cantor Fitzgerald & Co. (the “Sales Agent”), dated as of August 11, 2015 (the “Sales Agreement”). Sales pursuant to the Sales Agreement will be made only upon instructions from the Company to the Sales Agent, and the Company may not issue any or all of the $50 million of shares.

In order to furnish certain exhibits for incorporation by reference into the Company’s registration statement on Form S-3 (File No. 333-203206), the Company is filing the Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares sold pursuant to the Sales Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Controlled Equity Offering Sales Agreement, dated August 11, 2015, between Akebia Therapeutics, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release, dated August 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

/s/ John P. Butler
Name:	John P. Butler
Title:	President and Chief Executive Officer

Date: August 11, 2015

3